Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

October 15, 2014

Enerpulse Technologies and Imega Group to Open European Market for Pulstar® NatGas Spark Plugs

Albuquerque, N.M. – Enerpulse Technologies (OTCQX: ENPT) announced today that it has signed an exclusive distributor agreement with Imega International Group Srl. Under the terms of the agreement, exclusivity covers distribution of Enerpulse’s Pulstar brand spark plugs into the vehicular alternative fuel market, including the CNG, LPG, LNG and E85 fuel conversion and service segments. The agreement also includes high performance and racing markets for both NatGas and gasoline fueled vehicles. The agreement is for a period of five years in the European Union and includes minimum purchase quantities to maintain exclusivity.

“The opportunity to join forces with this esteemed group is a major step forward for our company,” states Lou Camilli, president and CTO of Enerpulse Technologies. “Imega is well established and known for its high quality products and expertise in the conversion of gasoline and diesel engines to NatGas fuels. As a group, they are also proven winners in the high performance vehicle venue, capturing the FIA CSAI Italian Hill Climbing Championship this year running with Pulstar spark plugs.”

Patrizio Boncompagni, president of Imega said, “Plasma produced by the Enerpulse n-PAC™ technology has demonstrated an unparalleled ability to ensure consistent ignition and improved combustion quality in both alternative fuel and high performance gasoline vehicle applications. We see this technology being widely accepted by consumers in Europe as fuel economy and emission regulations continue to strengthen.”

The NatGas vehicle conversion market in Europe is significantly larger than that of North America, with over four million vehicles running on LPG alone. This opens a potential market of $320 million for Pulstar spark plugs; with the CNG segment continuing to grow at double digit rates. “Our partnership with Enerpulse has created very exciting future opportunities for business growth,” concluded Boncampagni.

The Imega agreement completes a critical second link to Enerpulse’s global distribution of Pulstar products into the rapidly growing alternative fuel vehicle markets. Just last week Enerpulse announced a North American and Caribbean exclusive distribution agreement with Green Bridge Technologies, which includes their affiliate Icom North America, www.icomnorthamerica.com.

Imega International Group Srl. www.imega.it/en was founded in 2002 with the mission of providing the LPG and CNG vehicle conversion sector with products of the highest quality and maximum professional support. A management team with over 30 years of experience in the industry, as well as strong partnerships with organizations and primary companies operating in the automotive sector make Imega a partner of reference for research and development of sophisticated components and cutting-edge products. IMEGA has over 1000 dealers throughout Europe and is a Tier 1 supplier to GAC http://global.gacgonow.com.cn/. Their products are also approved for use by Fiat, VW, Ford and other automakers.

For more information on Enerpulse Technologies, phone 888-800-6700 or visit www.enerpulse.com.

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About ENERPULSE (OTCQX: ENPT)

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004; the company develops and manufactures ultra-high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, product performance, product development and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new products and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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